MEMORANDUM OF AGREEMENT

BETWEEN

UNIVERSITY OF JOHANNESBURG

(A higher education institution established under the Higher Education Act 101 of 1997(as amended) represented by Prof Tshilidzi Marwala in his capacity as Deputy Vice-Chancellor: Research, Innovation, Postgraduate Studies, Internationalisation & the Library

(hereinafter referred to as **"UJ"**)

AND

DOMINOVAS ENERGY CORPORATION

(A C-Corp incorporated in terms of the Laws of the State of Nevada, United States of America, with its registration number being 20-5854735 and duly represented by Mr. Neal Allen in his capacity as Chief Executive Officer)

(hereinafter, referred to as **"DOMINOVAS ENERGY"**)

1. PARTIES TO THE AGREEMENT

1.1 The first party is the University of Johannesburg, a higher education institution established under the Higher Education Act 101 of 1997(as amended) acting through its Department of Mechanical Engineering Science, Faculty of Engineering and the Built Environment and

1.2 The second party is Dominovas Energy Corporation, an energy solutions company registered (c-corp) under the company laws of the State of Nevada in the United States, its Federal ID number is 20-5854735.

2. ABBREVIATIONS AND DEFINTIONS

The following expressions/acronyms bear the meaning assigned to them and cognate expressions/acronyms shall bear corresponding meanings:

2.1 **"Background Intellectual Property"** shall mean any Intellectual Property Right made available by either Party for use in the Project or necessary to exploit the Foreground Intellectual Property, but not arising from nor developed in the course of the Project, and belonging to such Party or on which such Party has rights which permits its use in the Project and the exploitation if the Foreground Intellectual Property.

2.2 **"Business Day"** - means any day other than a Saturday, Sunday or public holiday in the RSA, within the meaning of the Public Holidays Act, 1994;

2.3 **Confidential Information** could *inter alia* mean any information or know-how relating to: fields of activity within which the Parties operate or intend to operate; the client base and business contacts of either Party; the marketing, pricing and other policies of either Party; the research and product development and intellectual property belonging to either Party and the philosophy and general approach to business or activities of either Party, irrespective of the format thereof, which was disclosed in writing, verbally or otherwise by the Parties to each other pursuant to the implementation of this Agreement and any other information which is disclosed in relation to the Venture with the prior understanding that it is to be considered as confidential under the terms of this Agreement or which is subsequently confirmed in writing to be Confidential Information by either Party within a reasonable period of time;

2.4 **"Conflict of Interest"** means any situation where any person(s) or entities contracting with UJ, including any person(s) employed by UJ, whose obligations to UJ are compromised by self-interest. The interest can be that of a person or his/her family member, actual or potential and can take the form of financial interest or ownership or any relationship with the third party or associate.

2.5 **"Days"** - means calendar days;

2.6 **"Dominovas Energy Corporation"** is defined as a duly registered and publically traded Company (c-corp) organized and incorporated under the laws of the State of Nevada in compliance with the rules and regulations of the United States Securities and Exchange Commission with Federal ID number 20-5854735.

2.7 "**Foreground Intellectual Property**" shall mean any Intellectual Property Right arising from and developed in the course of the Project.

2.8 "**Institute for Hydrogen Feul Cell Technology**" shall mean an institute, developed and established by UJ and supported by Dominovas Energy (possibly others) which institute shall focus on, amongst others, developing latest fuel cell technologies inlcuding, but not limited to Solid Oxide Fuel Cell (SOFC), Proton Exchange Membrane Fuel Cell (PEMFC), etc., and its applications.

2.9 "**Intellectual Property Right**" shall mean all forms of intellectual and/or industrial property rights and any form of protection of intellectual and/or industrial property, including without limitation (i) any patent application, patent, utility model application or utility model, and (ii) any right and title to any know-how, and (iii) any copyright.

2.10 "**UJ**" refers to the University of Johannesburg.

2.11 "**Work Integrated Learning**" shall mean the component of a learning programme that focuses on the application of learning in an authentic learning work-based context under the supervision and/or mentorship of a person/s representing the workplace. It addresses specific competencies identified for the acquisition of a qualification that make the learner employable and assist in the development of related personal attributes. Workplace/service employees and professional bodies are involved in the assessment of the learning experience together with the University's academic employees.

2.12 Words importing the masculine shall include a reference to the feminine and vice versa.

2.13 Headings in this Agreement are for reference purposes only and shall not affect the interpretation, hereof.

2.14 A reference to a "person" includes a reference to an individual, partnership, company, close corporation, other body corporate, a trust, an unincorporated association or a joint venture and that person's legal representatives, successors, and permitted assigns.

2.15 Words importing the singular shall include a reference to the plural and vice versa.

2.16 Reference to a document includes an amendment or supplement to, or replacement or novation of that document and any reference in this Agreement to legislation, or a statute shall be a reference to such legislation or statute as at the Signature Date and as amended, varied or re-enacted from time to time.

2.17 Where numerical figures are referred to in numerals and words, if there is any conflict between the two, the words shall prevail.

2.18 If any provision is a definition and is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition (or such other clause) effect shall be given to it as if it were a substantive provision in the body of this Agreement.

2.19 Where any number of days is prescribed in this Agreement, that number shall be determined inclusively of the first and exclusively of the last day, unless the last day falls on a day which is not a Business Day, in which case the last day shall be the following Business Day.

2.20 The use of the word "including" followed by specific examples shall not be construed as limiting the meaning of the general wording preceding it and the *eiusdem generis* rule shall not be applied in the interpretation of such general wording or such specific examples.

2.21 Unless expressly otherwise stated, no provision of this Agreement shall constitute a stipulation for the benefit of any person (*stipulation alteri*) who is not a Party to this Agreement.

2.22 The terms of this Agreement having been negotiated, shall not be interpreted against the Party who procured its preparation and drafting, it being specifically agreed that the *contra proferentem* rule shall not apply.

3 BACKGROUND TO THE AGREEMENT

In the broad area of "fuel cells," both UJ and Dominovas Energy are interested in human capacity development, outbound programmes, and activities that develop the public perception, commercialization, and appreciation for fuel cells.

3 DURATION AND RENEWAL OF THE AGREEMENT

The Memorandum of Agreement will commence on the date of its signing by both Parties, and shall remain in force for 3 years with a possibility of renewal, which will be discussed between the parties at least two months before date of termination.

5. UJ'S RESPONSIBILITIES/DUTIES

5.1 UJ will collaborate with Dominovas Energy towards the establishing and development of the Institute for Hydrogen Fuel Cell Technology (hereinafter, referred to as "the Institute"). The Institute will be located at UJ as part of the UJ legal entity.

5.1.1 A proposed Charter for the Institute is attached in **Appendix A** which will regulate the management of the Institute.

5.2 The Institute will host a biannual forum on fuel cell technology in order to develop the public perception and appreciation for this technology.

5.3 UJ will endeavour to bring together key higher education institutions (HEIs).

5.3 The Institute will host a range of fuel cell technology demonstrators, including Dominovas Energy's RUBICON™ solid oxide fuel cell (SOFC) technology.

5.4 UJ will collaborate with Dominovas Energy on a range of innovative topics, and these topics will serve for various academic tiers, i.e. master's, doctorate and postdoctoral research work.

5.5 UJ will develop an outbound programme with Dominovas Energy, and it's supporting international entities which will serve UJ students through work-integrated learning (WIL).

5.6 UJ will facilitate discussions towards the integration of a fuel cell pilot as part of its energy mix / smart/micro-grid; such discussions would also include aspects of commissioning, budgeting, maintenance and training.

5.7 UJ will provide suitable office, lab space, and administrative support for Dominovas Energy in support of this collaborative effort.

6. DOMINOVAS ENERGY'S RESPONSIBILITIES

6.1 Dominovas Energy will collaborate with UJ towards the establishing and development of the Institute.

6.2 In relation to the biannual forum, Dominovas Energy will work with UJ on developing event programmes and, in particular, bringing together key industrial stakeholders.

6.3 Dominovas Energy, together with its partners, will donate and setup fuel-cell technology demonstrators (including aspects of the fuel-cell stack life, maintenance and monitoring) at UJ.

6.4 Dominovas Energy will identify a set of topics, such as extending the Solid Oxide Fuel Cell (SOFC) lifetime, new materials development for SOFC that will be of relevance at the postgraduate level.

6.5 Dominovas Energy will facilitate the international partnership leading to a structured outbound programme for UJ students.

6.6 Dominovas Energy will partake in discussions leading to the donation of a fuel cell setup and integration within the UJ energy mix; such a donated system which will then be utilized by Dominovas Energy for exhibition to external parties. To enable such exhibition fuel cell performance test equipment will be provided by Dominovas Energy;

6.7 UJ and Dominovas Energy will jointly develop the capability of manufacturing individual components and integrate the entire fuel cell system, which includes fuel-cell assembly and reformer system. This will enable the product development for fuel cell system and wide-spread applications.

7. **FINANCIAL OBLIGATIONS**

7.1 This agreement grounds itself in reciprocity, in terms of which:

7.1.1 UJ will play a role in human-capacity development (HCD);

7.1.2 Dominovas Energy will setup the laboratory facility providing for HCD and associated innovation, given UJ has fulfilled its obligation as so indicated in paragraph 5.7;

7.1.3 given the specialist nature of the setup and integration of a fuel cell, Dominovas Energy will provide the necessary maintenance and training to UJ and associated parties (such as through short-learning programmes);

7.1.4 the parties will share and discuss the scope of the biannual forum and reasonably share expenses;

7.1.5 After year one and consistent with satisfactory performance and execution of the, herein, referenced collaboration between the parties, Dominovas Energy will fund scholarships for topics of interest to this discipline. Funding will, however, be limited to ZAR 1.60 million per annum with an initial obligation of two years disbursed as follows: Eight master's bursaries at a maximum of ZAR 120K per annum, two doctorate students at a maximum of ZAR 180K per annum, and one senior research associate at a maximum of ZAR 280K per annum. Subject to satisfactory student performance, the scholarship(s) will be renewed after year one;

7.2 All payments made by Dominovas Energy will be deposited into the following designated bank account:

- Account: University of Johannesburg
- Account number: 1454 094 206
- Branch code: 19 87 65
- Branch: Corporate Client Services Johannesburg

8. **BREACH**

8.1 If any Party commits a breach of this Agreement and/or fails to comply with any of the provisions of this Agreement ("the Defaulting Party"), then the remaining Party/ies ("the Aggrieved Party/ies") shall be entitled to give the Defaulting Party 7 (seven) days' notice in writing to remedy such breach and/or failure, and if the Defaulting Party fails to comply with such notice then the Aggrieved Party/ies shall, forthwith, be entitled, but not obliged, without prejudice to any other rights or remedies which the Aggrieved Party/ies may have in law, including the right to claim damages:

8.1.1 to cancel this Agreement; or

8.1.2 to claim immediate performance and/or payment of all the Defaulting Party's obligations.

8.2 Notwithstanding anything to the contrary contained and/or implied in this Agreement, no Party shall be entitled to cancel this Agreement unless the breach is both material, goes to the root of the whole Agreement, and the Aggrieved Party/ies cannot be adequately compensated by a monetary award.

8.3 This breach clause will take precedent over the dispute resolution clause contained in paragraph 9 below.

9 **DISPUTE RESOLUTION**

9.1 Should any dispute arise between the Parties in respect of or pursuant to this agreement, including, without limiting the generality of the foregoing, any dispute relating to:

9.1.1 the interpretation or performance of any of the terms;

9.1.2 any of the Parties' rights and obligations

9.1.3 any procedure to be followed;

9.1.4 the termination of this agreement; or

9.1.5 the rectification of this agreement,

then the Parties shall endeavour to resolve the dispute by negotiation.

9.2 This entails one of the Parties inviting the other or others in writing to meet and to attempt to resolve the dispute within 14 days from the date of written invitation.

9.3 If the dispute has not been resolved by such negotiation within 14 days of the commencement, thereof, by agreement between the Parties, then the Parties shall:

9.3.1 submit the dispute to mediation to be administered by the Arbitration Foundation of Southern Africa ("AFSA"), upon such terms, as agreed, between the Parties and the Secretariat of AFSA; and

9.3.2 failing agreement as aforesaid, within 14 days of the dispute being submitted to mediation, the Parties shall refer the dispute to arbitration, as provided in this clause;

9.4 In the event that the parties are unable to settle the dispute within a reasonable time, the aggrieved party may refer the dispute to arbitration.

9.5 The arbitration shall be in accordance with the provisions of the Arbitration Act of 1965 as amended, and shall be construed in accordance with such procedure as may be agreed between the Parties, or failing such Agreement, in accordance with the Rules of the Arbitration Foundation of South Africa (AFSA) and shall take place in Johannesburg.

9.6 There shall be one arbitrator who shall be, if the question in issue is:

9.6.1 primarily an accounting matter, an independent Chartered Accountant;

9.6.2 primarily a legal matter, a practicing attorney;

9.6.3 any other matter in relation to this agreement, a suitable qualified person mutually agreed upon by the parties;

9.7 The appointment of an arbitrator shall be agreed upon between the parties, but failing agreement between the parties within a period of 14 (fourteen) days after arbitration has been demanded, either of the parties shall be entitled to request the chairperson of the Law Society of the Northern Province to make the appointment who, in making his appointment, shall have regard to the nature of the dispute.

9.8 The parties shall share the costs of arbitration equally in the absence of a cost order made by the arbitrator.

10. INTELLECTUAL PROPERTY

10.1 Any Background Intellectual Property belonging to either Party before or after the commencement of the agreement will belong to that Party and the other Party will not have a claim against such Background Intellectual Property; which may include, but are not limited to patents, patent applications, inventions, discoveries and improvements, copyright in documents, computer software, drawings, designs, operational analysis, technology, course material and know-how and written material, including course material of whatever nature compiled for the purposes of this research. The ownership of any Background Intellectual Property owned by any party prior to the commencement of this Agreement shall remain vested with that party.

10.2 All Foreground Intellectual Property shall be jointly owned by the Parties in equal shares and the Parties shall be free to commercially exploit the Foreground Intellectual Property with the proper acknowledgement of each Party.

10.3 Both Parties acknowledge that the Intellectual Property Rights from Publicly Financed Research and Development Act 51 of 2008 is applicable to this Agreement and the provisions of this Act will prevail in the event of any dispute regarding the intellectual property created under this Agreement.

11. DATA PROTECTION

11.1 Each Party to this Agreement undertakes to, and shall procure that any of its data operators (as that term is defined by the Protection of Personal Information Act 4 of 2013), agents, and contractors comply with the Data Protection Legislation and all other applicable data protection legislation and regulations in connection with the performance of its obligations and exercise of its rights under this Agreement.

11.2 Without prejudice to the generality of Clause 11.1, with respect to any processing (as that term is defined by the Protection of Personal Information Act 4 of 2013) of Personal Data under this Agreement each Party to this Agreement shall (and shall procure that any of its data operators, as that term is defined by the Protection of Personal Information Act 4 of 2013, agents or contractors) take appropriate technical and organizational security measures against unauthorized or unlawful processing of

Personal Data supplied to it by another Party to this Agreement and against accidental loss or destruction of, or damage to, that Personal Data in accordance with Condition Seven, as set out in the Protection of Personal Information Act 4 of 2013.

11.3 Each Party to this Agreement undertakes:

11.3.1 Obtain the relevant concent as prescribed within the Protection of Personal Information Act 4 of 2013;

11.3.2 to treat the Customer Data as confidential information in accordance with this Agreement;

11.3.3 not to use or knowingly permit any third Party to use, or have access to, the Customer Data for any purpose other than as is expressly permitted by this Agreement; and 3

11.3.4 that it shall not use Customer Data held by it pursuant to this Agreement for any purpose that is inconsistent with those purposes notified to the relevant data subject (as defined by the Data Protection Legislation) on or before the time of collection of that Customer Data.

11.4 Each Party shall promptly inform the other of any actual or suspected unauthorized access, use or other abuse of the Data and/or any information technology systems relating, thereto, ("Unauthorized Use") of which it or any of its contractors becomes aware.

11.5 Each Party shall at its cost provide at the other Party's request all reasonable assistance to the requesting Party in relation to the preparation and presentation of the relevant information to the regulators or as otherwise required by the applicable legislation for the purpose of prosecuting those individuals responsible for an incident of Unauthorized Use for any legal actions that the requesting Party may bring against third Parties responsible for an incident of Unauthorized Use or to co-operate with any inquiry from any regulator or authority.

12. INDEMNITY AND LIMITATION OF LIABILITY

12.1 Each Party shall defend, indemnify, and hold harmless the other Party from all losses, claims, suits, and expenses of any kind and description, including, without limiting the generality of the foregoing, losses, claims, suits, and expenses arising out of or in connection with property damage, injuries or death sustained by any person or persons, whatsoever, which may result from or arise in connection from this Agreement.

12.3 Under no circumstances shall either Party be liable for any indirect or consequential damages arising out of or relating to its performance or failure to perform under this Agreement.

13. CONFIDENTIALITY

13.1 Except as otherwise provided in this Agreement, any confidential information shall be treated by the Parties as confidential. No Party shall reveal or otherwise disclose such confidential information to any third party without the prior written consent of the other Party. The foregoing restrictions shall not apply to the disclosure of necessary confidential information to employees and advisors of the Parties.

13.2 The confidentiality undertaking in this paragraph 13 shall not apply in respect of confidential information within the public domain or a Party's knowledge at the commencement of this Agreement or to disclosure required to satisfy the order of a court of competent jurisdiction or to comply with the provisions of any law or regulation in force from time to time.

14. CONFLICT OF INTEREST

14.1 Any persons(s) or entities contracting with UJ and who has identified a conflict of interest are obliged to report such conflict of interest and the nature of the conflict of interest to UJ, whether such conflict of interest are deemed to be prejudicial to UJ or not.

14.2 In the event of a reported conflict of interest, UJ will assess the situation and request that the party complete a declaration of interest form and submit same to UJ for assessment.

14.3 In the event of a party or entity not declaring such conflict of interest and the conflict of interest comes to the attention of UJ, such action will be deemed a material breach of this agreement and may in UJ's discretion be grounds for termination in accordance with paragraph 8 above.

15. *DOMICILIA* AND NOTICES

15.1 The parties choose as their *domicilium citandi et executandi* for all purposes under the MOA, whether in respect of notices or other document communication of whatsoever, the following addresses:

15.1.1 University of Johannesburg

Physical Address:

Cnr Kingsway and University Roads
Auckland Park
2092

Postal address

PO Box 524
Auckland Park
2006

CONTACT PERSON: Prof Tien-Chien Jen

Telephone: +27 11 559-4208
E-mail: tjen@uj.ac.za

15.1.2 Dominovas Energy Corporation

Physical Address:

1170 Peachtree St., N.E., 12th Floor

Atlanta, Georgia 30309

United States of America

Postal address:

Same as above

CONTACT PERSON: Mr. Neal Allen

Telephone: 404-428-1052

E-mail: neal@dominovasenergy.com

15.2 If that address is changed to another address which is not a physical address in the Republic of South Africa, then the original address shall remain the *domicilium citandi et executandi* of the relevant Party until it nominates a new physical address within the Republic of South Africa in writing, to be its new *domicilium citandi et executandi*.

15.3 All notices and any other communications by either Party in terms of this Agreement or relating to it shall be given in writing and sent by registered post, or delivered by hand, or transmitted by facsimile or forwarded by email to the recipient Party at its relevant address.

15.4 Either Party may, by written notice to the other Party, change any of the addresses at which, (or the designated person for whose attention) those notices or other communications are to be given.

15.5 Any notice or other communication given by any Party to the other Party which:

15.5.1 is sent by registered post to the addressee at its specified address shall be deemed to have been received by the addressee on the 10th (tenth) Business Day after the date of posting; or

15.5.2 is delivered by hand during the normal business hours of the addressee at its specified address shall be deemed to have been received by the addressee at the time of delivery; or

15.5.3 is transmitted by telefax to the addressee at the addressee's specified facsimile number shall be deemed to have been received by the addressee on the next

Business Day of the date of transmission as indicated on the sender's facsimile transmission report.

15.5.4 is transmitted by way of the email shall be deemed to be delivered on the day of transmission.

15.6 The provisions of this clause shall not invalidate any notice or other communication actually given otherwise than as described in these provisions.

15.7 The Electronic Communications Act of 2002 is applicable.

15.8 A written notice or communication actually received by a party shall be deemed to be adequate notice, notwithstanding, that it was not delivered or sent to its chosen *domicilium* address.

16. ANTI-CORRUPTION

16.1 The Parties and each of its owners, affiliates, officers, directors, employees, and agents acting under its instructions and/or influence and taking actions in furtherance of this Agreement, will comply with all applicable anti-corruption laws, including the Prevention and Combating of Corrupt Activities Act No. 12 of 2004 of the Republic of South Africa, the U.S. Foreign Corrupt Practices Act of 1977, the Australian Criminal Code Amendment (Bribery of Foreign Public Officials) Act of 1999 and the UK Bribery Act 2010 to the extent that they are applicable and the Parties also agrees to adhere to any other applicable anti-bribery and anti-corruption laws and regulations applicable in the Republic of South Africa (collectively, the "**Applicable Anti-Corruption Legislation**").

16.2 Should there be a breach of the Applicable Anti-Corruption Legislation by the either Party, the aggrieved Party may demand that any monies already paid under this Agreement, must be paid back.

18. FORCE MAJEURE

18.1 If either party is prevented, whether in whole or in part, from performing any of its duties, functions or obligations under this agreement, whether timeously or at all, due to an act of God (which for the purposes hereof shall mean war, political riots, civil commotions, insurrection, sabotage, legal prohibitions or restrictions), then such failure shall not constitute a breach under this document, and the obligation to perform shall be suspended to the extent and during the continuance of such prevention provided that the service provider shall use its best endeavours to minimise any delay occasioned thereby.

18.2 In order to qualify for the protection under the above clause, the party providing a service / or who is prevented from performing in terms of this contract, shall, forthwith, upon the happening or anticipation of the happening of such event notify the other

party, thereof, and furnish that party with full particulars of the nature and cause of the prevention or expected prevention and the anticipated extent and duration, thereof, and shall at all times keep that party informed as to the position prevailing from time to time, in order to enable that party to take all such steps as it may consider necessary to protect its interests and reduce any loss or inconvenience to itself or others including, but not limited to, the right to appoint any other service provider(s) to render the services or any aspect thereof.

18.3 Notwithstanding anything to the contrary contained or implied in this clause, should such delay endure for a period of 3 (three) months or more, then aggrieved party shall be entitled, but not obliged, to cancel this agreement on written notice to the other party to such effect and that party shall not have any claim against the aggrieved party arising, therefrom.

19. INTERPRETATION AND JURISDICTION OF THE AGREEMENT

19.1 The law of the Republic of South Africa shall govern the interpretation of the Agreement.

19.2 If any legal proceedings arise from the provisions of the Agreement, both Parties submit to the jurisdiction of the courts of the Republic of South Africa.

20. ENTIRE CONTRACT

This Agreement and any annexures that may be attached to it hereto constitute the entire contract between the Parties.

21. VARIATION

21.1 No amendment, alteration, addition or suspension of any provision of the Agreement shall be of any force, unless reduced to writing and signed by both Parties.

21.2 UJ specifically excludes electronic mail, whether same bears a signature or not, on the part of its employees, agents, assigns or otherwise, as constituting a written and signed agreement as aforesaid, it being recorded that this agreement cannot under any circumstances be varied by electronic mail.

22. WAIVER

No waiver of any right in terms of the Agreement shall be binding for any purpose unless expressed in writing and signed by the Party concerned and such waiver shall be effective only in the specific instance and for the purpose given. No failure or delay on the part of either Party in exercising any right precludes any other or further exercise thereof or the exercise of any other right.

23. ASSIGNMENT

Neither Party shall be entitled to assign, cede, transfer, or delegate any of its rights or obligations under the Agreement in whole or in part to any person, without the prior written consent of the other Party, which shall not unreasonably be withheld or delayed.

24. VALIDITY AND SEVERABILITY

If any provision of the Agreement is or becomes invalid or unenforceable, such provision shall be divisible and be regarded as *pro non scripto* and the remainder of the Agreement shall be regarded as valid and binding unless materially affected.

25. INDULGENCE

No indulgence or relaxation of rights granted by a Party to the Agreement to the other Party shall be prejudicial to or constitute a waiver of such Party's rights under the Agreement or at law, and any waiver of rights by a Party to the Agreement shall not be construed as such unless such waiver is in writing and signed by the Parties.

26. SIGNATORIES

This Memorandum of Agreement is made in two equally authentic copies, one for each of the signing parties.

26.1 Signed on behalf of the University of Johannesburg (UJ).

SIGNED at JOHANNESBURG **this** 08 **day** ~~**May**~~ JUNE **2016.**

SIGNATURE: ______________________

NAME IN PRINT: Professor Tshilidzi Marwala

In his/her capacity as DVC.......... and warranting that he/she is duly authorized, hereto.

WITNESSES SIGNATURE: ______________________

WITNESSES NAME: **Prof Saurabh Sinha, Executive Dean: Faculty of Engineering and the Built Environment**

26.2 Signed on behalf of Dominovas Energy Corporation

SIGNED at Johannesburg, SA **this** 8th **day May, 2016.**

SIGNATURE: ______________________

NAME IN PRINT: **Mr. Neal Allen**

In his/her capacity as Chief Executive Officer and warranting that he/she is duly authorized, hereto.

WITNESSES SIGNATURE: ______________________

WITNESSES NAME: Michael R. Watkins

UNIVERSITY
OF
JOHANNESBURG

CHARTER FOR THE INSTITUTE FOR HYDROGEN FUEL CELL TECHNOLOGY

1. INTRODUCTION

Fuel Cell Technology is a green energy technology which has received significant attention in South Africa. The purpose of establishment of the Institute for Hydrogen Fuel Cell Technology is to promote the research in the area of hydrogen based technology, in particular for the development of the fuel cell technology. The main focuses, but not limited to, are on Proton Exchange Membrane Fuel Cell (PEMFC) and Solid Oxide Fuel Cell (SOFC).

2. NAME

The name of Institute is the "Institute for Hydrogen Fuel Cell Technology" (IHFCT), hereafter referred to simply as the Institute or IHFCT.

3. STATUS

The Institute will be an entity of the University of Johannesburg within the Faculty of Engineering and the Built Environment (FEBE) and subject to the governance rules and structures of the Faculty and the University.

4. MISSION AND GOAL(S)

4.1 In accordance with the vision, mission, core values, the principles of corporate governance, the legal and management framework of the University of Johannesburg, the Institute, in its mission, will aim to:

a) Provide leadership and excellence in its field of operation;
b) Promote its field of research as an important field of knowledge in South Africa and internationally;
c) Search for new areas of application;
d) Contribute to research output; and
e) Develop human capacity in this field.

4.2 The vision of the Institute is to be recognised globally as a leader in developing and implementing high performance fuel cell technology and its applications.

9.2 A special or emergency meeting may be called at any time by the Chairperson:
   a) A special meeting may be called at any time by the Chairperson, provided that at least seven days notice of the special meeting is given.
   b) A special meeting must be called by the Chairperson at the request in writing of at least 50% of the members, the objective of such meeting clearly stated in the request, provided that at least seven days notice of a special meeting is given.
   c) No business other than that which the special meeting was called for may be transacted at such meeting.
   d) An emergency meeting may be called by the Chairperson, provided that members are given at least 24 hours notice of such meeting.
   e) Notice of an emergency meeting may be given in any manner convenient under the circumstances.
   f) The object of an emergency meeting must be stated to members and no business other than stated may be transacted at such meeting.

9.3 The Chairperson may invite persons who are not members to attend meetings, provided that they may participate in discussions but may not participate in decision-making.

9.4 The Director(s) of the Institute acts as the Secretariat of the meeting and administers meetings in accordance with the University Rules.

9.5 A quorum of a meeting consists of no less than fifty per cent plus one of the total members of the Centre.

9.6 Decision-making is primarily based on the principle of sufficient consensus.

9.7 When a matter is brought to vote, a simple majority of those voting must vote in favour of the proposal/resolution for it to be carried.

9.8 The Chairperson has, on any matter, a deliberative vote and, in the event of an equality of votes, also a casting vote.

9.9 Minutes of the meeting are circulated to members of the governing board and approved at the next meeting.

9.10 An annual report is submitted to the Board of the Faculty of Engineering and the Built Environment in accordance with the governance principles/structure.

9.11 If the membership of a member of the governance board terminates for any reason before the expiry of the period for which the member was appointed, a successor for the remaining period is appointed/elected.

9.12 Members of the governing board of the institute subject themselves to such educational information programmes to update members on relevant issues as the Chairperson deems fit.

10. TERM OF OFFICE (LIFESPAN) AND DISSOLUTION

10.1 The terms of office for (a)-(d) in Section 5 serve by virtue of their office and participation of their respective parties in the Institute.

10.2 The term of office of other members nominated is three (3) years.

10.3 The Institute may be dissolved by the Board of the Faculty of Engineering and the Built Environment.

Date: 1 June 2016

Signed

Prof AL Nel
School of Mechanical and Industrial Engineering
FEBE